Exhibit 3.1

MEDAMICUS, INC.

ARTICLES OF MERGER

Pursuant to Section 302A.621 of the Minnesota Business Corporation Act, the undersigned officer of Medamicus, Inc., a Minnesota corporation (the “Surviving Corporation”), which is the owner of all of the issued and outstanding shares of common stock, $.01 par value per share, of Enpath Medical, Inc., a Minnesota corporation (the “Subsidiary Corporation”), which is the only outstanding class of capital stock of the Subsidiary Corporation, hereby executes and files these Articles of Merger:

FIRST:                                                           The Plan of Merger providing for the merger of the Subsidiary Corporation into the Surviving Corporation, in the form of resolutions duly adopted by the Board of Directors of the Surviving Corporation on January 12, 2004, is attached hereto as Exhibit A.

SECOND:                                            The number of outstanding shares of each class and series of the Subsidiary Corporation and the number of shares of each class and series of the Subsidiary Corporation owned by the Surviving Corporation are as follows:

Designation of Class & Series	Number of Outstanding Shares	Number of Shares Owned by Surviving Corporation

Common Stock, $.01 par value	1,000	1,000

THIRD:                                                       The Plan of Merger has been duly approved by the Surviving Corporation under Minnesota Statutes Section 302A.621.

FOURTH:                                           There are no shareholders of the Subsidiary Corporation other than the Surviving Corporation, and accordingly, there is no notice required to any other shareholder pursuant to Minnesota Statutes Section 302A.621, subd. 2.

FIFTH:                                                                Upon the effective time of the merger, pursuant to Minnesota Statutes Section 302A.621, subd. 1, Article I of the Surviving Corporation’s Restated Articles of Incorporation shall be amended in its entirety to read as follows:

“The name of this Corporation is Enpath Medical, Inc.”

SIXTH:                                                        The merger is effective at 12:01 a.m., Central Time, on February 2, 2004.

Dated: January 20, 2004

MEDAMICUS, INC.

By:	/s/ James D. Hartman
James D. Hartman, Chief Executive Officer

EXHIBIT A

PLAN OF MERGER

RESOLUTIONS OF THE BOARD OF DIRECTORS OF
MEDAMICUS, INC.

WHEREAS, the Company desires to effect the merger of the Subsidiary with and into the Company pursuant to Section 302A.621 of the Minnesota Business Corporation Act.

NOW, THEREFORE, BE IT RESOLVED, that the Subsidiary be merged with and into the Company pursuant to Section 302A.621 of the Minnesota Business Corporation Act in accordance with the further resolutions set forth below, which resolutions constitute the Plan of Merger.

FURTHER RESOLVED, that at the effective time of the merger, all of the outstanding shares of common stock of the Subsidiary, $.01 par value per share, will be canceled, and no securities of the Company or any other corporation, or any money or other property, will be issued to the Company in exchange therefore.

FURTHER RESOLVED, that James D. Hartman, Chief Executive Officer of the Company, is hereby authorized and directed to execute, for and on behalf of the Company, Articles of Merger setting forth the Plan of Merger and such other information as required by law, and to cause those articles to be filed with the Secretary of State of the State of Minnesota in the manner required by law.

FURTHER RESOLVED, that upon the effective time of the merger, pursuant to Section 302A.621, subd. 1, of the Minnesota Business Corporation Act, by virtue of filing of the Articles of Merger and without any further action by the Company, its Board of Directors, or its shareholders, Article I of the Company’s Restated Articles of Incorporation is amended in its entirety to read as follows:

“The name of this Corporation is Enpath Medical, Inc.”

FURTHER RESOLVED, that the officers of the Company, and each of them, are hereby authorized, for and on behalf of the Company, to take such other actions as those officers, or any of them, deem necessary or appropriate to carry out the purpose of the foregoing resolutions.

FURTHER RESOLVED, that this written action may be executed in any number of counterparts, each of which when so executed will be deemed an original and which together constitute one and the same instrument.

STATE OF MINNESOTA
DEPARTMENT OF STATE
FILED

JAN 20 2004

/s/ Mary Kiffmeyer
Secretary of State